Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS

FOURTH QUARTER AND YEAR-END 2003 RESULTS

•	EPS OF $0.12 FOR THE FOURTH QUARTER AND $1.05 FOR THE FULL YEAR, IMPACTED BY THE PREVIOUSLY ANNOUNCED SEVERANCE CHARGE OF $0.09 PER SHARE

•	UNIZAN WAS AGAIN NAMED THE #1 SBA 7(a) LENDER IN THE STATE OF OHIO BASED ON DOLLAR VOLUME

•	NET INTEREST MARGIN OF 3.04% FOR THE FOURTH QUARTER AND 3.12% FOR THE FULL YEAR

•	COMMERCIAL LOAN GROWTH FOR THE FULL YEAR 2003 OF 6.1% AND COMMERCIAL REAL ESTATE GROWTH OF 5.0%

•	SAVINGS AND MONEY MARKET DEPOSITS INCREASED BY 6.50% FOR THE FOURTH QUARTER AND 28.6% FOR THE FULL YEAR

•	NET CHARGE OFF RATIO OF 0.31% FOR THE FOURTH QUARTER AND 0.28% FOR THE FULL YEAR

CANTON, Ohio, January 27, 2004 - Unizan Financial Corp. (NASDAQ:UNIZ), today reported net income of $2.6 million for the quarter ended December 31, 2003, or $0.12 per diluted share, compared with net income of $8.4 million or $0.37 per diluted share reported for the quarter ended December 31, 2002. The decline in net income was primarily caused by the previously announced severance charge of $2.0 million after tax and a decrease in net interest income of $2.0 million after tax, principally due to a lower net interest margin.

2003 results compared to 2002 - Net income for the year-ended December 31, 2003 was $23.2 million or $1.05 per diluted share compared to $25.1 million or $1.21 per diluted share. Due to the merger between BancFirst Ohio Corp. and UNB Corp., the financial results for 2002 include Unizan’s results since March 7, 2002, and BancFirst Ohio Corp.’s results prior to the merger.

“Unizan Financial Corp.’s results were in line with the revised expectations we set for the fourth quarter and full year 2003,” said Roger Mann, Unizan Financial Corp.’s president and chief executive officer. “We are encouraged as we enter into 2004 as our strategy to increase savings and money market deposits paid off resulting in a 6.5% increase in the fourth quarter and a 28.6% increase for the full year. In addition, our asset quality continues to be strong with charge-offs remaining low as compared to industry averages.”

Net interest income and net margin - Net interest income was $18.6 million for the three months ended December 31, 2003, up 10.7% from the previous quarter and down 14.3% from the same quarter last year. The increase from the previous quarter was attributable principally to a reduction in the cost of interest bearing liabilities to 2.55% compared to 2.84% the prior quarter. The cost of interest bearing liabilities for the prior quarter was impacted by a penalty related to the prepayment of $44 million of fixed rate Federal Home Loan Bank advances. The prepayment penalty was $1.0 million and increased the cost of interest bearing liabilities by 19 basis points. The decline from the fourth quarter last year was principally due to a lower yield on interest-earning assets which decreased to 5.28% in 2003 compared to 6.36% in the prior year. This was only partially offset by a decrease in the cost of interest bearing liabilities which decreased to 2.55% in 2003 compared to 3.18% last year. For the year-ended December 31, 2003, the net margin was 3.12% compared to 3.74% for the year-ended December 31, 2002.

Other income - Other income, excluding net securities gains and losses, was $6.6 million for the fourth quarter of 2003 compared with $7.1 million for the same period in 2002 and $8.0 million for the third quarter of 2003.

Customer service fees, representing service charges on deposits and fees for other banking services, increased by $499 thousand, or 31.0%, from the fourth quarter of 2002 and by $111 thousand, or 5.6%, from the third quarter of 2003. The increase was mainly attributed to increased activity and charges within demand deposit accounts.

Gains on sales of loans totaled $1.0 million, compared with $2.3 million in the fourth quarter of 2002 and $1.8 million in the third quarter of 2003. During the fourth quarter of 2003, gains from the sale of the guaranteed portion of its Small Business Administration (SBA) and other government guaranteed loans were $797 thousand, compared with $962 thousand of gains in the fourth quarter of 2002 and $909 thousand of gains in the third quarter of 2003.

On January 7, 2004, the SBA temporarily closed its Section 7(a) program as it encountered an unprecedented demand for loan guarantees. On January 14, 2004, the SBA reopened its 7(a) loan program with an additional $470 million in lending authority, and a loan cap of $750,000 per loan recipient. Unizan does not anticipate a drop in production, as our average loan in 2003 was $562,630, and many of our typical transactions will be unaffected. Furthermore, there are other fully funded loan programs available (SBA 504 and USDA B & I) that can be utilized as we await resolution to what we anticipate to be a short term issue. The SBA has historically utilized temporary loan caps to manage high demand, most recently at $500,000 in early 2002, 1997 and 1995. Unizan has successfully managed through previously instated SBA loan caps with no reduction in budgeted fee income.

Gains from the sale of residential mortgage loans in the fourth quarter of 2003 were $196 thousand compared with $1.3 million of gains recognized in the fourth quarter of 2002 and $887 thousand of gains in the third quarter of 2003. With the recent rise in rates, fees associated with the mortgage related business have declined as refinancing activity slowed. Also, the decision to portfolio certain mortgage loans in the fourth quarter resulted in an increase in the balance of residential real estate loans of $25.4 million.

Net security gains and losses, in the fourth quarter of 2003, included losses of $502 thousand compared to gains of $1.8 million in the prior quarter and $186 thousand in the same quarter last year. The losses in the fourth quarter of 2003 related to the sales and write-downs of equity securities. In the prior quarter, the Company took gains in the portfolio as part of a balance sheet strategy to pre-pay high rate Federal Home Loan Bank advances. Management sold $33.8 million of lower yielding mortgage backed securities, which had a higher degree of risk of average life extension in a rising rate scenario, to take advantage of the current market values of these securities. In addition, in the prior quarter, the Company sold $5.0 million of trust preferred stock held in its portfolio to lessen its credit exposure to a single issuer.

Other expense - Other expense was $19.0 million for the three months ended December 31, 2003, up 21.2% from the previous quarter and 18.9% from the same quarter last year. The principal reason for the increase in other expense compared to the previous quarter and the fourth quarter last year is the recognition of a $2.2 million pre-tax obligation to the Company’s former Chief Financial Officer. Other operating expense increased in the quarter ended December 31, 2003 to $5.6 million from $4.7 million in the prior quarter and $5.0 million in the same quarter last year. The largest reason for the increases was due to professional services expenses.

Provision for income taxes - The effective tax rate for the three months ended December 31, 2003 was 39.7% compared to 31.3% in the previous quarter and 31.5% in the same quarter last year. The primary reason for the increase in the effective tax rate was the non-deductible nature of a large portion of the severance agreement with the Company’s former Chief Financial Officer.

Balance sheet – Total assets at December 31, 2003 were stable at $2.7 billion compared to the prior quarter and year-end. Compared to the prior quarter, assets decreased by 0.7% with loan growth of 1.8% being offset by a reduction in cash and securities. Increases during the quarter in residential real estate loans of

$25.4 million or 6.0% and commercial real estate loans of $24.4 million or 3.8% were the primary areas for the loan growth. Compared to the prior year-end, assets grew a modest 1.3% with securities growing by 5.1% and loans at 3.3%. Commercial loans increased by $15.1 million, or 6.1%, from December 31, 2002 to December 31, 2003. Commercial real estate loans increased by $31.3 million, or 5.0%, from December 31, 2002 to December 31, 2003.

Total deposits increased by 2.3% compared to the prior year. From December 31, 2002 to December 31, 2003, non-interest bearing deposits increased 5.3% and savings deposits increased by 28.6%. This is consistent with management’s strategy to increase core deposits.

Asset quality - Non-performing loans to total loans increased to 1.32% at December 31, 2003 from 0.80% at December 31, 2002 and 1.29% at September 30, 2003. Non-performing loans at December 31, 2003 were $25.9 million compared to $15.3 million at December 31, 2002 and $24.9 million at September 30, 2003. The 69.8% increase from December 31, 2002 was due to a $5.9 million increase in non-performing SBA guaranteed loans and a $4.5 million increase in non-performing residential real estate loans. The 3.9% increase from September 30, 2003 was due primarily to a $927 thousand increase in non-performing residential real estate loans.

The Company believes that they will be able to fulfill the requirements to collect the government guaranteed amounts on the SBA loans and are appropriately collateralized on the residential real estate loans. As a result, these increases in non-performing loans should not have a significant impact on the Company’s results of operations in the future. The allowance for loan losses as a percentage to non-performing loans is 95.0% at December 31, 2003 compared to 165.7% at December 31, 2002. The decrease in the percentage is due to the SBA loans and residential real estate loans discussed above. Charge-offs for the year ended December 31, 2003 were $5.5 million, compared to $7.8 million in 2002.

INVESTOR/MEDIA NOTE

Conference Call Notification: Unizan Financial Corp. will NOT be holding a conference call to discuss fourth quarter and year-end results as previously announced.

Unizan Financial Corp., a $2.7 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that are subject to certain risks and uncertainties. Unizan Financial Corp.’s actual results, performance, or achievements may differ materially from those expressed or implied in the forward-looking statements. Risk or uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulation, and rapidly changing technology affecting financial services. Reference is made to Unizan Financial Corp.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02
ASSETS
Federal funds sold and interest bearing deposits with banks	$1,942	$4,517	$2,600	$3,989	$10,085
Securities, net	474,636	489,758	506,245	521,585	451,558
Federal Home Loan Bank stock, at cost	34,716	34,369	34,026	33,691	33,362
Loans originated and held for sale	2,679	8,138	17,364	17,660	24,067
Loans:
Commercial, financial and agricultural	261,167	272,129	277,642	265,945	246,116
Aircraft	133,277	136,388	135,255	130,122	131,601
Commercial real estate	658,699	634,344	625,003	638,494	627,386
Residential real estate	450,398	425,030	439,862	480,510	473,180
Consumer	464,943	465,324	450,950	442,563	428,091

Total Loans less unearned income	1,968,484	1,933,215	1,928,712	1,957,634	1,906,374
Less allowance for loan losses	24,611	24,612	24,917	25,281	25,271

Net loans	1,943,873	1,908,603	1,903,795	1,932,353	1,881,103

Total earning assets	2,482,457	2,469,997	2,488,947	2,534,559	2,425,446

Cash and cash equivalents	56,558	86,869	75,522	77,895	70,082
Premises and equipment, net	25,353	26,049	26,747	27,025	26,937
Goodwill	91,971	91,971	91,971	91,971	92,055
Other intangible assets	18,661	19,500	20,344	21,190	22,048
Accrued interest receivable and other assets	76,860	76,402	75,575	77,373	80,605

Total Assets	$2,727,249	$2,746,176	$2,754,189	$2,804,732	$2,691,902

LIABILITIES
Deposits:
Non-interest bearing deposits	$206,501	$211,404	$205,674	$192,318	$196,194
Demand - interest bearing	276,037	282,391	301,009	284,646	274,740
Savings	531,134	522,703	517,154	466,725	413,112
Certificates and other time deposits	962,120	993,797	1,041,413	1,074,264	1,047,569

Total deposits	1,975,792	2,010,295	2,065,250	2,017,953	1,931,615

Total borrowings	421,885	406,436	363,646	455,731	410,625
Accrued taxes, expenses and other liabilities	26,749	26,920	26,098	33,300	45,372

Total Liabilities	2,424,426	2,443,651	2,454,994	2,506,984	2,387,612

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	223,613	223,863	221,509	221,288	222,458
Retained earnings	74,993	75,355	71,471	67,608	63,487
Stock held by deferred compensation plan, 118,616, 115,808, 113,126, 89,418 and 87,234 shares at cost, respectively	(2,016)	(1,966)	(1,857)	(1,394)	(1,362)
Treasury stock, 440,276, 474,665, 495,714, 508,949 and 52,693 shares at cost, respectively	(11,515)	(12,126)	(10,052)	(10,479)	(1,118)
Accumulated other comprehensive loss	(4,375)	(4,724)	(3,999)	(1,398)	(1,298)

Total Shareholders' Equity	302,823	302,525	299,195	297,748	304,290

Total Liabilities and Shareholders' Equity	$2,727,249	$2,746,176	$2,754,189	$2,804,732	$2,691,902

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Three months ended
	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$8	$11	$145	$9	$145
Interest and dividends on securities	4,127	4,290	6,394	5,934	6,044
Interest and fees on loans and loans held for sale	28,401	28,238	29,906	31,397	32,607

Total interest income	32,536	32,539	36,445	37,340	38,796

Interest expense:
Interest on deposits	9,764	10,576	11,621	11,051	12,191
Interest on borrowings	4,164	5,148	4,807	4,998	4,902

Total interest expense	13,928	15,724	16,428	16,049	17,093

Net interest income	18,608	16,815	20,017	21,291	21,703
Provision for loan losses	1,492	1,026	1,046	1,269	754

Net interest income after provision for loan losses	17,116	15,789	18,971	20,022	20,949

Other income:
Trust, financial planning, brokerage and insurance sales	1,691	1,695	2,101	1,712	1,834
Customer service fees	2,107	1,996	1,708	1,553	1,608
Gains on sale of loans	993	1,796	2,206	2,130	2,269
Security gains/(losses), net	(502)	1,821	454	—	186
Other operating income	1,834	2,535	1,215	1,557	1,344

Total other income	6,123	9,843	7,684	6,952	7,241

Other expense:
Salaries, wages, pension and benefits	10,659	8,146	9,482	8,932	8,433
Occupancy expense	828	844	849	911	848
Furniture and equipment expense	562	586	609	558	641
Taxes other than income taxes	504	505	525	517	179
Intangible amortization expense	839	844	846	858	873
Other operating expense	5,598	4,744	4,489	4,934	5,001

Total other expense	18,990	15,669	16,800	16,710	15,975

Income before income taxes	4,249	9,963	9,855	10,264	12,215
Provision for income taxes	1,685	3,121	3,074	3,228	3,853

Net Income	$2,564	$6,842	$6,781	$7,036	$8,362

Earnings per share:
Basic	$0.12	$0.32	$0.31	$0.32	$0.38
Diluted	$0.12	$0.31	$0.30	$0.32	$0.37

Dividends per share	$0.14	$0.14	$0.14	$0.14	$0.13

Weighted average number of shares:
Basic	21,656,687	21,632,719	21,615,036	21,831,377	22,086,824
Diluted	21,940,831	22,134,304	22,459,500	22,290,839	22,640,140

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Twelve Months Ended
	12/31/03	12/31/02
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$173	$241
Interest and dividends on securities	20,745	23,473
Interest and fees on loans and loans held for sale	117,942	123,006

Total interest income	138,860	146,720

Interest expense:
Interest on deposits	43,012	45,125
Interest on borrowings	19,117	20,385

Total interest expense	62,129	65,510

Net interest income	76,731	81,210
Provision for loan losses	4,833	7,893

Net interest income after provision for loan losses	71,898	73,317

Other income:
Trust, financial planning, brokerage and insurance sales	7,199	7,395
Customer service fees	7,364	5,602
Gains on sale of loans	7,125	5,847
Security gains, net	1,773	186
Other operating income	7,141	6,590

Total other income	30,602	25,620

Other expense:
Salaries, wages, pension and benefits	37,219	31,737
Occupancy expense	3,432	3,199
Furniture and equipment expense	2,315	2,109
Taxes other than income taxes	2,051	1,975
Intangible amortization expense	3,387	2,841
Other operating expense	19,765	18,832

Total other expense	68,169	60,693

Income before income taxes and cumulative effect of change in accounting principles	34,331	38,244
Provision for income taxes	11,108	11,739

Income before cumulative effect of change in accounting principles	23,223	26,505
Accounting method change - Adoption of FAS 142	—	(1,392)

Net Income	$23,223	$25,113

Basic earnings per share:
Before cumulative effect of change in accounting	$1.07	$1.31
Cumulative effect of change in accounting	—	(0.06)
After cumulative effect of change in accounting	$1.07	$1.25

Diluted earnings per share:
Before cumulative effect of change in accounting	$1.05	$1.28
Cumulative effect of change in accounting	—	(0.07)
After cumulative effect of change in accounting	$1.05	$1.21

Dividends per share	$0.54	$0.52

Weighted average number of shares:
Basic	21,683,336	20,166,933
Diluted	22,205,750	20,778,219

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	2003 4th Qtr	2003 3rd Qtr	2003 2nd Qtr	2003 1st Qtr	2002 4th Qtr
EARNINGS
Net Interest Income FTE (1)	$18,909	17,103	20,305	21,533	21,873
Provision for loan losses	1,492	1,026	1,046	1,269	754
Other income	6,625	8,022	7,230	6,952	7,055
Security gains/(losses), net	(502)	1,821	454	—	186
Other expenses	18,990	15,669	16,800	16,710	15,975
FTE adjustment (1)	301	288	288	242	170
Net income	$2,564	6,842	6,781	7,036	8,362
Net income per share - diluted	$0.12	0.31	0.30	0.32	0.37

PERFORMANCE RATIOS
Return on average assets (ROA)	0.38%	0.99%	0.97%	1.05%	1.24%
Return on average common equity (ROE)	3.35%	9.06%	9.00%	9.44%	10.92%
Tangible return on average tangible assets	0.48%	1.12%	1.09%	1.20%	1.38%
Tangible return on avg. tangible common equity	6.40%	15.61%	15.53%	16.52%	18.75%
Net interest margin FTE	3.04%	2.73%	3.19%	3.54%	3.57%
Efficiency ratio (2)	62.59%	54.98%	52.56%	55.32%	51.87%

MARKET DATA
Book value/common share	$13.97	13.97	13.83	13.78	13.78
Tangible book value/common share	8.86	8.83	8.64	8.54	8.61
Period-end common share mkt value	20.25	19.95	17.57	18.32	19.75
Market as a % of book	145.0%	142.8%	127.0%	132.9%	143.3%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.130
Common stock dividend payout ratio	114.12%	43.22%	43.03%	41.46%	34.35%
Average basic common shares	21,656,687	21,632,719	21,615,036	21,831,377	22,086,824
Average diluted common shares	21,940,831	22,134,304	22,459,500	22,290,839	22,640,140
Period end common shares	21,682,793	21,648,404	21,627,356	21,614,121	22,070,376
Common stock market capitalization	$439,077	431,886	379,993	395,971	435,890

ASSET QUALITY
Gross charge-offs	$2,265	1,901	1,995	1,723	2,884
Net charge-offs	1,494	1,330	1,410	1,259	2,083
Delinquency Ratio	1.61%	1.65%	1.52%	1.28%	1.35%
Allowance for loan losses	$24,611	24,612	24,917	25,281	25,271
Non-accrual loans	20,566	19,888	19,526	14,456	10,040
Past due 90 days or more & accruing	5,333	5,032	3,899	2,775	5,214
Other assets owned	2,143	2,095	2,655	2,135	2,296
Nonperforming assets (NPAs)	28,042	27,015	26,080	19,366	17,550
Restructured loans	2,565	2,598	2,630	2,662	2,694
Net charge-off ratio	0.31%	0.27%	0.29%	0.26%	0.43%
Allowance/loans	1.25%	1.27%	1.29%	1.29%	1.33%
NPL to loans	1.32%	1.29%	1.21%	0.88%	0.80%
NPA to loans + other assets	1.42%	1.40%	1.35%	0.99%	0.92%
Allowance to NPLs	95.03%	98.76%	106.37%	146.72%	165.67%

AVERAGE BALANCES
Assets	$2,706,490	2,732,860	2,802,727	2,716,720	2,678,703
Deposits	1,994,244	2,039,429	2,077,406	1,921,585	1,943,465
Loans	1,947,729	1,946,693	1,958,958	1,954,108	1,923,096
Earning assets	2,466,001	2,483,198	2,553,641	2,469,952	2,431,941
Shareholders’ equity	303,902	299,681	302,065	302,188	303,796

ENDING BALANCES
Assets	$2,727,249	2,746,176	2,754,189	2,804,732	2,691,902
Deposits	1,975,792	2,010,295	2,065,250	2,017,953	1,931,615
Loans	1,968,484	1,933,215	1,928,712	1,957,634	1,906,374
Goodwill and other intangible assets	110,632	111,471	112,315	113,161	114,103
Earning assets	2,482,457	2,469,997	2,488,947	2,534,559	2,425,446
Total shareholders’ equity	302,823	302,525	299,195	297,748	304,290

(1) -	FTE defined as fully tax-equivalent
(2) -	Excludes amortization of intangibles and impairment of goodwill expenses. Fourth quarter 2003 excludes $2,159 of expense related to a severance agreement. Second quarter 2003 excludes $1,232 of expense related to the termination of the defined benefit plan.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2003			2002			2003			2002
(dollars in thousands)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
Interest-earning assets
Interest bearing deposits and federal funds sold	$4,181	$8	0.76%	$37,771	$145	1.52%	$15,848	$173	1.09%	$16,046	$241	1.50%
Securities	514,091	4,429	3.42	471,074	6,193	5.22	526,357	21,800	4.14	424,251	24,145	5.69
Total loans (2)	1,947,729	28,400	5.78	1,923,096	32,628	6.73	1,951,840	118,006	6.05	1,752,249	123,076	7.02

Total interest-earning assets (3)	2,466,001	32,837	5.28	2,431,941	38,966	6.36	2,494,045	139,979	5.61	2,192,546	147,462	6.73

Nonearning assets:
Cash and due from banks	54,263			56,418			57,932			53,301
Other nonearning assets	210,799			216,688			213,013			196,369
Allowance for loan losses	(24,573)			(26,344)			(24,911)			(23,603)

Total assets	$2,706,490			$2,678,703			$2,740,079			$2,418,613

Interest bearing liabilities:
Demand deposits	$276,328	$493	0.71%	$262,186	$731	1.11%	$282,540	$2,424	0.86%	$240,634	$3,283	1.36%
Savings deposits	531,950	1,364	1.02	423,108	1,284	1.20	500,362	5,407	1.08	387,060	5,511	1.42
Time deposits	978,859	7,907	3.20	1,063,796	10,176	3.80	1,028,820	35,181	3.42	936,409	36,331	3.88
Subordinated debentures	20,000	505	10.02	20,000	505	10.02	20,000	2,019	10.10	20,000	2,019	10.10
Other borrowings	361,556	3,659	4.02	361,407	4,397	4.83	376,685	17,098	4.54	366,649	18,366	5.01

Total interest bearing liabilities	2,168,693	13,928	2.55	2,130,497	17,093	3.18	2,208,407	62,129	2.81	1,950,752	65,510	3.36

Noninterest bearing liabilities:
Demand deposits	207,107			194,375			196,729			165,291
Other liabilities	26,788			50,035			33,029			37,543
Shareholders’ equity	303,902			303,796			301,914			265,027

Total liabilities and equity	$2,706,490			$2,678,703			$2,740,079			$2,418,613

Net interest income and interest rate spread (3)		$18,909	2.73%		$21,873	3.17%		$77,850	2.80%		$81,952	3.37%

Net interest margin (4)			3.04%			3.57%			3.12%			3.74%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02
Non-performing loans:
Commercial	$1,292	$1,348	$1,515	$446	$1,230
Commercial real estate	4,112	4,294	3,422	2,652	3,958
Government guaranteed	8,939	8,573	7,821	4,723	3,029
Aircraft	247	134	59	88	354
Residential real estate	9,838	8,911	9,298	7,686	5,293
Direct installment loans	37	118	68	71	104
Indirect installment loans	212	331	164	642	604
Home equity	1,222	1,211	1,078	923	682

Total non-performing loans	$25,899	$24,920	$23,425	$17,231	$15,254
Less: Government guaranteed amount	6,537	6,765	6,227	3,077	1,548

Total non-performing loans excluding government guaranteed amount	$19,362	$18,155	$17,198	$14,154	$13,706

Total non-performing loans	$25,899	$24,920	$23,425	$17,231	$15,254
Other assets owned	2,143	2,095	2,655	2,135	2,296

Total non-performing assets	$28,042	$27,015	$26,080	$19,366	$17,550
Less: Government guaranteed amount	6,969	7,314	6,789	3,651	2,122

Total non-performing assets excluding government guaranteed amount	$21,073	$19,701	$19,291	$15,715	$15,428

Restructured loans	$2,565	$2,598	$2,630	$2,662	$2,694

Ratio of:
Non-performing loans to total loans	1.32%	1.29%	1.21%	0.88%	0.80%
Non-performing assets to total assets	1.03%	0.98%	0.95%	0.69%	0.65%
Non-performing assets to total loans + other assets	1.42%	1.40%	1.35%	0.99%	0.92%
Allowance to total loans	1.25%	1.27%	1.29%	1.29%	1.33%
Allowance to non-performing loans	95.03%	98.76%	106.37%	146.72%	165.67%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	0.98%	0.94%	0.89%	0.72%	0.72%
Non-performing assets to total assets	0.77%	0.72%	0.70%	0.56%	0.57%
Non-performing assets to total loans + other assets	1.07%	1.02%	1.00%	0.80%	0.81%
Allowance to non-performing loans	127.11%	135.57%	144.88%	178.61%	184.38%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02
Average loans and leases:
Commercial	$193,154	$216,557	$211,014	$195,806	$180,418
Commercial real estate	648,784	622,248	629,637	633,614	603,249
Government guaranteed	62,591	58,665	53,636	55,250	50,359
Aircraft	133,267	135,368	132,604	130,509	133,684
Residential real estate	439,369	443,603	469,754	482,719	510,231
Indirect installment loans	130,478	140,271	149,215	153,876	158,589
Home equity	298,712	283,578	261,613	242,606	219,720
Other consumer	41,374	46,403	51,485	59,728	66,846

Total average loans and leases	$1,947,729	$1,946,693	$1,958,958	$1,954,108	$1,923,096

Net charge-offs (recoveries):
Commercial	$57	$43	$20	$79	$(47)
Commercial real estate	101	266	—	393	—
Government guaranteed	102	48	102	(55)	1
Aircraft	(124)	—	7	28	1,164
Residential real estate	38	26	117	18	30
Indirect installment loans	716	620	935	697	764
Home equity	286	33	17	19	(1)
Other consumer	318	294	212	80	172

Total	$1,494	$1,330	$1,410	$1,259	$2,083

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02
Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	0.12%	0.08%	0.04%	0.16%	-0.10%
Commercial real estate	0.06%	0.17%	0.00%	0.25%	0.00%
Government guaranteed	0.65%	0.33%	0.76%	-0.40%	0.01%
Aircraft	-0.37%	0.00%	0.02%	0.09%	3.48%
Residential real estate	0.03%	0.02%	0.10%	0.01%	0.02%
Indirect installment loans	2.20%	1.77%	2.51%	1.81%	1.93%
Home equity	0.38%	0.05%	0.03%	0.03%	0.00%
Other consumer	3.07%	2.53%	1.65%	0.54%	1.03%
Total	0.31%	0.27%	0.29%	0.26%	0.43%